                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12

                       First Oak Brook Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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

                       FIRST OAK BROOK BANCSHARES, INC.
                             1400 Sixteenth Street
                           Oak Brook, Illinois 60523

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 8, 2001

                                                                  April 2, 2001

To the Shareholders of First Oak Brook Bancshares, Inc:

   You are cordially invited to attend the Annual Meeting of the Shareholders of First Oak Brook Bancshares, Inc. to be held in the Conference Center located in the Lower Level of the Oak Brook Bank Building, 1400 Sixteenth Street, Oak Brook, Illinois 60523, on Tuesday, May 8, 2001 at 10:00 A.M. (the "Annual Meeting") for the purposes of considering and acting on the following:

  (1) Election of four (4) Class II directors;

  (2) Amendment and restatement of the Company's 1987 Amended and Restated Stock Option Plan as the Company's 2001 Stock Incentive Plan;

  (3) Amendment and extension of the Company's Performance Bonus Plan as the Company's Annual Performance Bonus Plan;

  (4) Ratification of the appointment of KPMG LLP as independent auditors for the Company; and

  (5) Transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

   Only shareholders of record at the close of business on March 16, 2001 will be entitled to notice of and to vote at the Annual Meeting.

   All persons who find it convenient to do so are invited to attend the Annual Meeting in person. However, regardless of whether or not you attend the meeting, it is important that your shares are represented and voted. Therefore, please sign and return the enclosed Proxy promptly. If you attend the Annual Meeting, you may vote in person if you wish, even though you previously returned your Proxy.

                                          By Order of the Board of Directors

                                                   William E. Navolio
                                                        Secretary

                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of First Oak Brook Bancshares, Inc. (the "Company") of proxies for use at the 2001 Annual Meeting of Shareholders to be held Tuesday, May 8, 2001 (the "Annual Meeting") and at any adjournment thereof. The Company will bear all costs in connection with this solicitation. It is intended that proxies in the accompanying form, when returned properly executed, will be voted at the Meeting. If a choice on any matter has been specified by the shareholder, the shares will be voted accordingly. If no choices are specified, the shares will be voted FOR the item in question. Proxies may be revoked by notice to the Company in writing or in the open meeting at any time before they are exercised.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting who will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares, or "broker non-votes", will be considered as present for quorum purposes, but not entitled to vote with respect to that matter.

   Shareholders of record at the close of business on March 16, 2001 will be entitled to vote. On that date, there were 6,337,505 outstanding shares of Common Stock.

   This Proxy Statement, Notice of Meeting and accompanying proxy card are being mailed to shareholders on or about April 2, 2001.

                             ELECTION OF DIRECTORS

   In accordance with the By-Laws of the Company, the Board of Directors has fixed at ten, the number of directors of the Company, with four directors to be elected at the Annual Meeting. The Board of Directors consists of three separate classes with four directors comprising Class II; namely Richard M. Rieser, Jr., Stuart I. Greenbaum, Michael L. Stein and Richard F. Levy have been nominated for election to three year terms at the Annual Meeting. With the exception of Mr. Levy, all of the nominees are currently directors of the Company. Directors in Class I, consisting of three directors, Frank M. Paris, Robert M. Wrobel and John W. Ballantine, are serving terms that expire at the 2003 Annual Meeting of Shareholders; and directors in Class III, consisting of three directors, Eugene P. Heytow, Miriam Lutwak Fitzgerald, and Geoffrey R. Stone, are serving terms that expire at the 2002 Annual Meeting of Shareholders.

   Unless directed otherwise, the persons named as proxies intend to vote for the election of Richard M. Rieser, Jr., Stuart I. Greenbaum, Michael L. Stein and Richard F. Levy as directors to serve three year terms as Class II directors, each to hold office until the Annual Meeting of Shareholders in 2004 and until his successor is elected and qualified or until his earlier death, removal or resignation. Each of the nominees have consented to serve as director if elected.

   Mr. Rieser has served the Company as a director and executive officer since its inception in 1983. Mr. Greenbaum and Mr. Stein have served as directors since 1998. It is anticipated that Mr. Levy will be appointed as a director at the regularly scheduled Board of Directors meeting on April 17, 2001 and will stand for election at the Annual Meeting.

   An affirmative vote of the holders of a plurality of the shares of Common Stock, present and eligible to vote at the Annual Meeting, will be required for a nominee to be elected as a director; abstentions and shares for which authority to vote is not given will thus have no effect on the election of directors. Shares cannot be voted for more than four nominees; there is no right to cumulative voting.

                         AMENDMENT AND RESTATEMENT OF
                     THE FIRST OAK BROOK BANCSHARES, INC.
                  1987 AMENDED AND RESTATED STOCK OPTION PLAN
                                    AS THE
                           2001 STOCK INCENTIVE PLAN

Proposed Amendment and Restatement

   At the Annual Meeting, there will be submitted to shareholders a proposal to approve the amendment and restatement of the Company's 1987 Amended and Restated Stock Option Plan as the 2001 Stock Incentive Plan ("2001 Plan"). In addition to changing the name to the 2001 Stock Incentive Plan, the amendment and restatement (i) increases the number of shares of Common Stock available for issuance under the 2001 Plan by 250,000 shares; (ii) extends the expiration date of the 2001 Plan to January 22, 2011; and (iii) retains at 50,000, the limitation on the number of shares with respect to which options may be granted to a single individual in a calendar year. The Board of Directors unanimously approved the 2001 Plan on January 23, 2001, subject to shareholder approval at the Annual Meeting. The amended and restated 2001 Plan will not take effect unless it is approved and adopted by the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting.

   The Board of Directors recommends that the shareholders vote in favor of approval and adoption of the 2001 Plan.

   The Board of Directors of the Company believes that stock options are effective in attracting and retaining officers, key employees and directors, and in more closely aligning the interests of these individuals with those of the Company's shareholders. Of the 535,343 shares authorized for issuance under the 1987 Amended and Restated Stock Option Plan (as adjusted to reflect the stock dividends and options exercised through December 31, 2000), only 83,493 shares remained available for option grants as of December 31, 2000.

   Based upon the fact that only 83,493 shares remain available for grants as of December 31, 2000, the Board has determined that additional shares authorized for issuance under the 2001 Plan are necessary if the Company and its shareholders are to be able to continue to use stock options to attract and retain officers, key employees and non-employee directors. As a result, the Board of Directors have approved, subject to approval by the shareholders at the Annual Meeting, the 2001 Plan to incorporate the changes described above.

   Following is a summary of the material terms of the 2001 Plan. This summary is qualified in its entirety by reference to the full text of the 2001 Plan which is set forth as Appendix A to this Proxy Statement.

Description of the 2001 Plan

   Effective Date and Expiration of the 2001 Plan. The 2001 Plan was effective September 21, 1987, the date of original adoption by the Board of Directors and has been amended in the interim, most recently in 1998. As proposed, the 2001 Plan will continue in effect through January 22, 2011, unless terminated at an earlier date by the Board of Directors.

   Administration of the 2001 Plan. The 2001 Plan is administered by the Stock Option Advisory Committee of the Board of Directors (the "Advisory Committee"). Under the 2001 Plan, the Advisory Committee must be comprised of at least two directors and each member of the Committee must qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Advisory Committee has authority to (i) award options under the 2001 Plan,
(ii) interpret the 2001 Plan, (iii) determine the terms and provisions of the option agreements by which options shall be evidenced and (iv) to make such rules and regulations and establish such procedures as it deems appropriate for administration of the 2001 Plan.

   Eligibility. Employees eligible to participate in the 2001 Plan will be such officers and other key employees of the Company and its subsidiaries, including officers who are also directors of the Company, as may be selected by the Advisory Committee. The 2001 Plan also provides for formula option grants to non-employee directors of the Company and its subsidiaries. Options may be granted on more than one occasion to the same person.

   Except for the formula options for non-employee directors, the benefits to be received by officers and key employees are not currently determinable.

   Shares Subject to the 2001 Plan. Shares which will be issued by the Company upon the exercise of options may be issued (i) from the authorized but unissued shares, (ii) from treasury shares, (iii) from shares purchased by the Company on the open market for such purpose or (iv) from any combination of the foregoing as the Board of Directors may determine. If treasury shares or shares purchased on the open market by the Company are issued upon the exercise of an option, the number of authorized but unissued shares reserved for the 2001 Plan is correspondingly reduced.

   As proposed, the total number of shares which may be issued with respect to options granted under the 2001 Plan shall be limited to an aggregate 785,343 shares of Common Stock (535,343 shares as of December 31, 2000 plus 250,000 additional shares proposed under the 2001 Plan), exclusive of shares issued under the Amended and Restated Stock Option Plan prior to January 1, 2001. The aggregate limit of 785,343 shares is subject to an additional limit of 50,000 shares with respect to which any individual may be awarded stock options during any calendar year. Each of the 785,343 and the 50,000 share limitations are subject to adjustments to reflect stock splits, stock dividends and other capital changes.

   If shares are not issued when an option is exercised, for example because the exercise price is paid by tendering shares or because taxes are paid by having shares withheld, or if an option lapses, expires, is forfeited unexercised as to any shares, then such shares will again be available for purposes of new option grants under the 2001 Plan.

   General Terms and Conditions of Options. Other than the "formula options" granted to non-employee directors of the Company described below, options granted under the 2001 Plan may be exercised as determined by the Advisory Committee at the time of grant.

   No option may be exercised later than ten years from the date of grant. The option price is equal to the fair market value of the Common Stock on the date preceding the date the option is granted. Fair market value is determined based on the closing price of the Common Stock on the date preceding the date the option is granted for sales made and reported through the Nasdaq Stock Market (the "Nasdaq Market System"). If no sales of Common Stock have been reported with respect to the date preceding the date the options were granted, the fair market value shall be the closing price on the next preceding date for which sales were reported. If the Common Stock is not traded on the Nasdaq Market System or an exchange, the fair market value is equal to such amount as the Advisory Committee shall determine in its sole discretion.

   Common Stock purchased upon the exercise of an option granted under the 2001 Plan must be paid for in cash, by check, or by promissory note or other borrowed funds (including funds borrowed from the Company or an affiliate) as the Advisory Committee may permit, in previously-acquired shares of Common Stock, or any combination thereof. Previously-acquired shares are shares acquired on the open market, or if purchased from the Company, have been held for at least six months. Accordingly, an optionee will not be able to make immediate use of the market appreciation of shares covered by an option to theoretically, by successive exercises, exercise all of his or her options, and receive the spread (the difference between the exercise price and the market value) thereon, with no additional cash investment.

   If an optionee's employment terminates, other than because of death or permanent disability, any unexercised, unexpired options exercisable as of such date will be exercisable in whole or in part at any time within three months after the date of termination. In no event, however, is any option exercisable later than ten years from the date of the grant. If an optionee's employment terminates because of death or disability of the optionee, any unexercised, unexpired options shall become immediately exercisable at any time within one year after the date of the death or disability. In the event of the death of the optionee, the option may be exercised by the optionee's legal representative or by such person to whom the option is transferred by will or applicable laws of descent and distribution.

   Formula Options for Non-Employee Directors of the Company. The 2001 Plan provides for a formula for the automatic granting of options to individuals who are or become non-employee directors of the Company ("Formula Options"). On the date on which the person is first elected or begins to serve as a non-employee director (as defined in the 2001 Plan) the non-employee director will be granted an option to purchase 1,000 shares of Common Stock at a purchase price per share based on the fair market value as of the date preceding the date of option grant. On the date of each annual meeting of the shareholders thereafter, each non-employee director who is a non-employee director after such meeting of shareholders is granted an option to purchase 500 shares of Common Stock.

   Formula Options vest and become exercisable at a rate of one-third of the shares covered by the Option on each of the first three anniversaries of the grant date. No Formula Option may be exercised later than ten (10) years from the date of grant.

   If the holder of a Formula Option ceases to be a director of the Company for any reason other than death, each such option held by the holder may, to the extent exercisable, be exercised by such holder (or such holder's guardian, legal representative or similar person) for a period of three (3) years after the date of such holder's ceasing to be a director or until the expiration of the term of such option, whichever period is shorter. If the holder of a Formula Option ceases to be a director of the Company by reason of death, each such option held by such holder may, whether then exercisable or not, thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person for a period of two years after the date of such holder's death or until the expiration of the term of such option, whichever period is shorter. If the holder of a Formula Option granted under the 2001 Plan dies during the three (3) year period following such holder's ceasing to be a director, to the extent then exercisable, each such option held by such holder may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person for a period of one year after the date of death or until the expiration of the terms of such option, which ever period is shorter.

   Effect of Change in Control. In the event that there should be a change in control of the Company, as defined in the 2001 Plan, all options granted become immediately exercisable upon the date of the change in control.

   Amendment of the 2001 Plan. The Board of Directors may terminate or amend the 2001 Plan, subject to any requirement of shareholder approval imposed by applicable law, rules or regulations. No amendment may adversely affect any outstanding option without the optionee's written consent.

   Federal Income Tax Consequences. The following is a brief overview of the U.S. Federal income tax consequences generally arising with respect to awards under the 2001 Plan.

   An optionee receiving a stock option under the 2001 Plan, including options granted to non-employee directors, will not recognize taxable income upon the grant of the option. All options granted under the Plan are "non-qualified" for purposes of the Code and, accordingly, an optionee will recognize taxable compensation at the time of exercise in the amount of the difference between the exercise price and the fair market value on the date of exercise of each share acquired pursuant to the exercise of the option. At that time, the Company will generally be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income, except as such deduction may be limited by Code Section 162(m).

   Upon disposition of shares, the appreciation (or depreciation) after the date of exercise will be created by the optionee as either short-term or long-term capital gain (or loss) depending on whether the shares have been held for the then required holding period.

   The Federal income tax deduction which the Company may take for otherwise deductible compensation payable to certain executive officers may be limited by Code Section 162(m) to $1 million. Under Code Section 162(m), the deduction limit on compensation does not apply to compensation deemed under Code Section 162(m) to be "performance-based." The determination of whether compensation related to options granted under the 2001 Plan is performance-based will be dependent upon a number of factors, including shareholder approval of the 2001 Plan. Code Section 162(m) also prescribes certain limitations and procedural requirements in order for compensation to qualify as performance-based. The Company has structured the Plan to satisfy the requirements of Section 162(m) with regard to its performance-based criteria.

                          AMENDMENT AND EXTENSION OF
                     THE FIRST OAK BROOK BANCSHARES, INC.
                            PERFORMANCE BONUS PLAN
                                    AS THE
                         ANNUAL PERFORMANCE BONUS PLAN

Proposed Amendment and Extension

   At the Annual Meeting, there will be submitted to the shareholders a proposal to approve an amendment to and extension of the Company's Performance Bonus Plan as the Annual Performance Bonus Plan. The Company established the Performance Bonus Plan in 1995 to augment its present discretionary bonus policy (the "Old Plan"). The Old Plan expired on December 31, 2000. As a result, the Company is proposing to adopt the Annual Performance Bonus Plan to replace the Old Plan (the "New Bonus Plan"). The New Bonus Plan was adopted by the Board effective as of January 1, 2001, subject to approval by the Company's shareholders at the Annual Meeting. Shareholder approval is sought to qualify the New Bonus Plan under Section 162(m) of the Code and thereby permit the Company to deduct for Federal income tax purposes all compensation paid to the eligible executive officers under the New Bonus Plan. The affirmative vote of a majority of the votes cast by the shareholders on this matter, in person or by proxy, at the Annual Meeting is necessary in order for the shareholders to approve the New Bonus Plan in accordance with Section 162(m).

   The Board of Directors recommends that the shareholders vote in favor of approval of the New Bonus Plan.

   The following is a brief summary of certain features of the New Bonus Plan and is qualified in its entirety by reference to the full text of the New Bonus Plan, which is set forth as Appendix B to this Proxy Statement.

   In accordance with the requirements of Section 162(m), the New Bonus Plan is administered by the Advisory Committee. Only those executive officers of the Company selected by the Advisory Committee are eligible to participate in the New Bonus Plan. For 2001, only the Company's Chief Executive Officer
(Mr. Heytow) and President (Mr. Rieser) have been selected for participation in the New Bonus Plan.

   The New Bonus Plan provides for a determination of a maximum bonus amount which is established annually for each participating executive officer pursuant to a predetermined objective formula. Under the predetermined formula, the maximum bonus payment for the year is a pro rata portion of a bonus pool which is expressed as a product equal to the numerical value of the Company's net income for the year multiplied by a pre-established factor (the "multiplier") set by the Advisory Committee for such year (the "Bonus Pool"). For purposes of the formula: (a) "net income" means net income before income taxes, as adjusted by objective criteria selected by the Advisory Committee, including, but not limited to, acquisition-related charges, litigation, claim judgments, or settlements; changes in accounting principles or other such laws or provisions; and extraordinary non-recurring items; and (b) the individual's pro rata portion is determined based on the individual's annual base salary as of March 1 of the year as compared to the March 1 annual base salaries of all individuals participating in the New Bonus Plan for that year.

   Under the New Bonus Plan, the Advisory Committee has discretion to reduce (but not increase) an individual's actual bonus payments from the pro rata portion of the New Bonus Pool that would otherwise be payable under the above formula. The New Bonus Plan does not prescribe factors for the Advisory Committee to consider in determining whether to exercise such negative discretion.

   The Advisory Committee will certify in writing the bonus achieved and compute the amount of any bonuses earned promptly after the close of the calendar year; provided that the Advisory Committee may, based upon performance through November 30 of the year, authorize the advance payment on or before December 31 of such year of a substantial portion of the bonus expected to be earned for the year, in which case such payments shall reduce the amount of the bonus payable following the final certification by the Advisory Committee.

   The maximum allowed annual bonus which is payable to any individual under the New Bonus Plan will be limited to three times such individual's annual base salary as determined on March 1 of each year. Accordingly, the maximum allowed bonus which may be earned under the New Bonus Plan in 2001 for Mr. Heytow and Mr. Rieser will be $876,000 and $1,242,000, respectively.

   Bonuses earned under the New Bonus Plan are paid in cash. In the event of an executive officer's death, disability or retirement, or termination of the executive officer's employment by the Company without cause, the executive officer, or his beneficiary or representative, shall receive a prorated payout which shall be determined by the Advisory Committee. Termination of employment for any other reason results in the forfeiture of any right to a bonus for the year in which termination occurs.

   The New Bonus Plan may be amended by the Board of Directors, provided that any amendment which would affect the New Bonus Plan's compliance with Section 162(m) shall not be effective unless approved by the shareholders. As amended, the New Bonus Plan will terminate on December 31, 2005.

   The benefits to be received by the participating executive officers are not currently determinable. However, if the New Bonus Plan, Bonus Pool and the individual's pro-rata portion established by the Advisory Committee for 2001 had been in effect during 2000, the aggregate maximum allowed benefit (before the exercise of any discretion) Messrs. Heytow and Rieser could have received was $1,882,350 ($784,375 and $1,097,975, respectively). The actual bonuses received by Messrs. Heytow and Rieser in 2000 are set forth in the Summary Compensation Table for the named executive officers. If the New Bonus Plan was in effect in 2000, no other executive officers, officers or non-employee directors would have been eligible to participate under the New Bonus Plan.

                 INFORMATION CONCERNING SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following tables set forth information concerning the beneficial ownership of the Company's Common Stock, as of March 16, 2001, by: (1) each person known to the Company to be the beneficial owner of more than 5% of its Common Stock; (2) each director (including each nominee) and executive officer of the Company; and (3) all directors and executive officers of the Company as a group. Information relating to persons other than directors and executive officers of the Company is taken from the most recent Schedule 13G filed by such persons with the Securities and Exchange Commission. The address of all such persons unless otherwise stated is c/o the Company, 1400 Sixteenth Street, Oak Brook, Illinois 60523.

                     Security Ownership of Management(/1/)

                                                                  Amount and
                                                                  Nature of        Acquirable
                                                                  Beneficial       Within 60  Percent of
Title of Class             Name of Beneficial Owner             Ownership(/2/)     Days(/3/)  Class(/4/)
--------------             ------------------------             --------------     ---------- ----------
Common          Eugene P. Heytow...............................      12,170(/5/)     78,833      1.37
                Richard M. Rieser, Jr..........................     341,656(/6/)     65,083      6.10
                Frank M. Paris.................................     369,074          35,400      6.07
                Miriam Lutwak Fitzgerald.......................     617,246(/7/)      7,500      9.38
                Geoffrey R. Stone..............................       3,000           4,500         *
                Robert M. Wrobel...............................       1,158               0         *
                Michael L. Stein...............................       2,500           3,500         *
                Stuart I. Greenbaum............................           0(/8/)      3,500         *
                John W. Ballantine.............................       2,000             501         *
                Richard F. Levy................................       2,000               0         *
                George C. Clam.................................      19,794(/9/)     16,720         *
                Rosemarie Bouman...............................      10,000(/10/)    22,720         *
                William E. Navolio.............................     11, 533(/11/)    19,720         *
                Brian C. England...............................          20          13,800         *
                All Directors and Executive Officers as a Group
                (14 Persons)...................................   1,392,151         271,777     24.97

--------
  *Denotes less than 1% ownership.

             Security Ownership of Certain Beneficial Owners(/1/)

      Title
        of           Name and Address              Amount and Nature          Percent
      Class         of Beneficial Owner       of Beneficial Ownership(/2/) of Class(/4/)
      -----         -------------------       ---------------------------- -------------
      Common  Mitzi Heytow                              679,548                10.20
              c/o Amalgamated Bank of Chicago
              One West Monroe Street
              Chicago, Illinois 60603

                                   FOOTNOTES

(1)  Shares of stock deemed beneficially owned at March 16, 2001.
(2) The nature of beneficial ownership for shares shown in an individual's name is sole voting and investment power unless otherwise indicated.
(3) Reflects the number of shares that could be purchased by exercise of options available as of March 16, 2001 or within 60 days thereafter under the Company's 2001 Plan.
(4) The percentage of Common Stock ownership was calculated with an outstanding share amount of 6,663,522 which included 326,017 shares which could be acquired within 60 days under exercisable options.
(5) Excludes 679,548 shares of Common Stock held solely by Mitzi Heytow, Mr. Heytow's spouse, in and over which he disclaims beneficial interest and voting and investment power.
(6) Excludes 22,952 shares of Common Stock held solely by Mr. Rieser's spouse in and over which he disclaims beneficial interest and voting and investment power. Excludes 7,200 shares of Common Stock held by an irrevocable trust of which Mr. Rieser is the co-trustee for the benefit of his son in which he disclaims any present beneficial interest but over which he has shared voting and investment power. Excludes 8,718 shares of Common Stock held by Mr. Rieser's mother's testamentary trust in and over which he disclaims any present beneficial interest but over which he has shared voting and investment power.
(7) Excludes 20,400 shares of Common Stock held by Dr. Fitzgerald as custodian for the benefit of her minor children in which she disclaims beneficial interest but over which she exercises voting and investment power. Includes 616,638 shares of Common Stock of which 307,814 is held by an irrevocable insurance trust and 308,824 is held by a revocable trust of which Dr. Fitzgerald is the custodian for the benefit of her minor children in which she disclaims any present beneficial interest but over which she exercises voting and investment power.
(8) Excludes 500 shares of Common Stock held solely by Mr. Greenbaum's spouse in and over which he disclaims beneficial interest and voting and investment power.
(9) Excludes 7,000 shares of Common Stock held solely by Mr. Clam's spouse in and over which he disclaims beneficial interest and voting and investment power.
(10) Excludes 50 shares of Common Stock held by Ms. Bouman as custodian for the benefit of her minor daughter in which she disclaims beneficial interest but over which she exercises voting and investment power.
(11) Excludes 240 shares of Common Stock held by Mr. Navolio's spouse in and over which he disclaims beneficial interest and voting and investment power.

                              BOARD OF DIRECTORS
                     MEETINGS, FUNCTIONS AND COMPENSATION

   During 2000 the Board of Directors met five (5) times. All directors attended more than 75% of the meetings of the Board of Directors, with the exception of Mr. Heytow. The Company has the following committees: Executive, Audit, Compensation, Stock Option Advisory and a Community Reinvestment Act Committee.

   The Executive Committee meets in conjunction with the Board of Directors and met four (4) times during 2000 and is comprised of directors Heytow, Rieser and Paris. The Executive Committee of the Company may exercise the full authority of the Board of Directors in the management of the business and affairs of the Company other than a power specifically prohibited by Delaware Law. The Executive Committee also performs functions similar to a nominating committee in that it nominates directors and officers.

   The Audit Committee met four (4) times during 2000 and is comprised of independent directors Fitzgerald, Stone, Greenbaum, Stein, and Ballantine. The Audit Committee's functions include reviewing reports and recommendations of the Company's internal Audit Department and independent external auditors and reviewing and monitoring the internal controls of the subsidiary bank.

   The Compensation Committee met once during 2000 and is comprised of director Heytow and independent Directors Fitzgerald, Stein and Greenbaum. The Compensation Committee's functions include reviewing and approving compensation and benefits for employees of the Company and its subsidiary and the Company-wide percentage compensation increase for all employees. With respect to senior executive officers, the Committee also sets compensation and benefits.

   The Stock Option Advisory Committee meets as needed. It met once in 2000 and is comprised of independent directors Fitzgerald, Stone, Stein and Greenbaum. This Committee's primary function is to administer the Company's 2001 Plan, the Company's New Bonus Plan and other compensation and bonus issues requiring a Committee consisting solely of independent directors.

   The Community Reinvestment Act ("CRA") Committee meets in conjunction with the Company-wide Regulatory Management Committee and met seven (7) times during 2000. It is comprised of directors Paris and Rieser and non-director members Messrs. Navolio and Clam. This Committee's primary function is to monitor and direct the CRA efforts of the subsidiary bank.

   The Company pays an $8,000 annual retainer to its directors in quarterly payments of $2,000. The directors of the Company also received $2,000 for each regular quarterly meeting attended by the Board of Directors, $200 for each Executive, Audit, Compensation and Stock Option Advisory Committee meeting. The members of the Community Reinvestment Act Committee do not receive compensation. The Company's subsidiary directors also receive $1,000 for each quarterly meeting attended by the Board of Directors and $200 for each Trust and Audit Committee meeting.

   Pursuant to the Company's Directors Stock Plan, up to 25,000 shares of Common Stock may be issued to the Company's non-employee directors who elect to receive their fees in shares of Common Stock. Unless the director has elected to defer receipt, shares are issued quarterly based on the amount of retainer and fees earned during the quarter and the closing price for the Common Stock as reported on the Nasdaq Market System as of the last day of the preceding quarter. Deferred shares, together with dividend equivalents, are paid at the date specified by the director or upon cessation of service as a director.

   Each non-employee director has also received an option to purchase 1,000 shares of Common Stock under the formula option provisions of the Company's 2001 Plan. In addition, on the date of each annual meeting of shareholders, each non-employee director who is continuing as a non-employee director receives an option to purchase 500 shares of Common Stock under such formula option provisions.

                       DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth information concerning the current directors and executive officers of the Company. Directors Heytow, Rieser and Paris have served the Company as directors and executive officers since its inception in 1983. All other directors have served in such capacity as indicated in the following table. Directors Rieser, Greenbaum and Stein are standing for re-election. It is anticipated that Mr. Levy will be appointed as a director by the Executive Committee at the regularly scheduled Board meeting on April 17, 2001; and nominated for election as a director at the Annual Meeting. With the exception of Mr. England, each executive officer has been with the Company since its inception in 1983. Mr. England has been an officer with the bank subsidiary of the Company since 1994 and was recently appointed as Vice President and Chief Marketing Officer of the Company in January 2001. Officer appointments are made annually.

                                                      Education, Principal
                                                           Occupation
                  Name and Age                    During Last Five Years, Other
              Position with Company                Directorships and Positions
              ---------------------               -----------------------------
 Directors and Officers
 Eugene P. Heytow, 66........................... Harvard College, B.A. and
  Chairman of the Board, Chief Executive Officer University of Chicago Law
  and Chairman of the Executive Committee        School, J.D.
                                                 Oak Brook Bank*: Chairman of
                                                 the Executive Committee.
                                                 Amalgamated Investments
                                                 Company, Chicago (holding
                                                 company of Amalgamated Bank of
                                                 Chicago)**:
                                                 Chairman of the Board.
                                                 Amalgamated Bank of Chicago**:
                                                 Chairman of the Board.
                                                 AmalgaTrust Company, Inc.,
                                                 Chicago (a wholly owned
                                                 subsidiary of Amalgamated Bank
                                                 of Chicago)**: Chairman of the
                                                 Board.
 Richard M. Rieser, Jr., 57..................... Brown University, B.A. and
  President and Director                         University of Chicago Law
                                                 School, J.D.
                                                 Oak Brook Bank*: Chairman of
                                                 the Board and Chief Executive
                                                 Officer.
                                                 Amalgamated Bank of Chicago**:
                                                 Senior Vice President.
                                                 Family relationship: Mr.
                                                 Rieser is married to Mr.
                                                 Heytow's niece.
 Frank M. Paris, 63............................. Northwestern University, B.S.
  Vice Chairman of the Board                     Oak Brook Bank*: Vice Chairman
                                                 of the Board.
 Miriam Lutwak Fitzgerald, 43................... Northwestern University, B.A.
  Director (1988-Present)                        and Chicago Medical School,
                                                 M.D.
                                                 Mimi S. Lutwak M.D.S.C.:
                                                 President.
                                                 Oak Brook Bank*: Director.
                                                 Amalgamated Bank of Chicago**:
                                                 Director.
 Geoffrey R. Stone, 54.......................... Wharton School of Finance and
  Director (1992-Present)                        Commerce, University of
                                                 Pennsylvania, B.S. and
                                                 University of Chicago Law
                                                 School, J.D.
                                                 The University of Chicago:
                                                 Provost.
                                                 The University of Chicago
                                                 Hospitals: Director.
                                                 Argonne National Laboratory:
                                                 Director. The National Opinion
                                                 Research Center: Director.
                                                 Oak Brook Bank*: Director.
 Robert M. Wrobel, 51........................... Northwestern University, B.A.
  Director (1996-Present)                        Oak Brook Bank*: Assistant to
                                                 the Chairman and Director.
                                                 Amalgamated Investments
                                                 Company, Chicago (holding
                                                 company of Amalgamated Bank of
                                                 Chicago)**: Director, Vice
                                                 Chairman and President.
                                                 Amalgamated Bank of Chicago**:
                                                 Director, President
                                                 and Chief Executive Officer.
                                                 AmalgaTrust Company, Inc.,
                                                 Chicago, (a wholly owned
                                                 subsidiary of Amalgamated Bank
                                                 of Chicago)**: Director,
                                                 President and Chief Executive
                                                 Officer.

                                                          Education, Principal
                                                               Occupation
                                                         During Last Five Years,
                      Name and Age                       Other Directorships and
                 Position with Company                          Positions
                 ---------------------                   -----------------------
 Michael L. Stein, 60.................................. Brown University, B.A.
  Director (1998-Present)                               and University of
                                                        Chicago Law School, J.D.
                                                        Brownson, Rehmus &
                                                        Foxworth, Inc., Chicago,
                                                        (Financial Counseling):
                                                        Executive Vice President
                                                        and Director.
                                                        Oak Brook Bank*:
                                                        Director.
 Stuart I. Greenbaum, 64............................... New York University,
  Director (1998-Present)                               B.S. and The Johns
                                                        Hopkins University,
                                                        Ph.D., Economics
                                                        John M. Olin School of
                                                        Business, Washington
                                                        University: Dean.
                                                        Stifel Financial Corp.:
                                                        Director.
                                                        Reinsurance Group of
                                                        America: Director.
                                                        Noble International:
                                                        Director.
                                                        Children's Hospital of
                                                        St. Louis: Director.
                                                        Oak Brook Bank*:
                                                        Director.
 John W. Ballantine, 55................................ Washington & Lee
  Director (1999-Present)                               University, B.A. and
                                                        University of Michigan,
                                                        M.B.A.
                                                        Private Investor: 1998-
                                                        Present.
                                                        First Chicago NBD
                                                        Corporation/The First
                                                        National Bank of
                                                        Chicago, Chicago, 1970-
                                                        1998, Executive Vice
                                                        President and Chief Risk
                                                        Management Officer,
                                                        1996-1998.
                                                        Kemper Zurich Funds:
                                                        Director/Trustee.
                                                        Tokheim Corporation:
                                                        Director.
                                                        Oak Brook Bank*:
                                                        Director.
 Richard F. Levy, 71................................... Wharton School of
  Director (appointment anticipated on April 17, 2001)  Finance and Commerce,
                                                        University of
                                                        Pennsylvania, B.S. and
                                                        Columbia Law School,
                                                        J.D.
                                                        Altheimer & Gray:
                                                        Partner, 1996-Present.
                                                        Kirkland & Ellis:
                                                        Partner, 1983-1996.
                                                        Amalgamated Investments
                                                        Company, Chicago
                                                        (holding company of
                                                        Amalgamated Bank
                                                        of Chicago)**: Director.
                                                        Ambassador Apartments,
                                                        Inc.: Director.
                                                        Danka Business Systems
                                                        plc: Director.
                                                        Matria Healthcare, Inc.:
                                                        Director.
                                                        Oak Brook Bank*:
                                                        Director (appointment
                                                        anticipated on April 17,
                                                        2001).
 Other Executive Officers:
 George C. Clam, 51.................................... Ripon College, B.A. and
  Vice President and Chief Banking Officer              Northwestern University,
                                                        M.B.A.
                                                        Oak Brook Bank*:
                                                        President.
 Rosemarie Bouman, 44 ................................. Indiana University,
  Vice President, Chief Financial Officer and Treasurer B.S., C.P.A.
                                                        Oak Brook Bank*: Vice
                                                        President, Chief
                                                        Financial Officer and
                                                        Treasurer.
 William E. Navolio, 51................................ University of Notre
  Vice President, General Counsel and Secretary         Dame, B.A. and
                                                        Georgetown University,
                                                        J.D.
                                                        Oak Brook Bank*: Vice
                                                        President, Chief Legal
                                                        Officer, Secretary and
                                                        Compliance Officer.
 Brian C. England, 38.................................. Southern Illinois
  Vice President and Chief Marketing Officer            University at
                                                        Carbondale, B.S.
                                                        Oak Brook Bank*: Vice
                                                        President and Head of
                                                        Commercial Banking.

--------
   *Subsidiary of the Company
  **Affiliate of the Company

                             CERTAIN TRANSACTIONS

   During 2000, directors and executive officers of the Company and their associates were customers of and had transactions with the Company's subsidiary bank. All such transactions were in the ordinary course of business.

   The subsidiary bank has made loans to certain of the directors and executive officers of the Company. These loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

                           REPORT OF AUDIT COMMITTEE

   The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report, by reference, and shall not otherwise be deemed filed under such Acts.

   The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process as set forth in the Audit Committee Charter attached as Appendix C to this Proxy Statement ("Charter"). The Audit Committee's primary duties and responsibilities are to:
(i) monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; (ii) monitor the independence and performance of the Company's independent external auditors and internal Audit Department; and (iii) provide an avenue of communication among the independent external auditors, management, the internal Audit Department, and the Board of Directors. The independent external auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

   In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Finally, the Audit Committee has considered whether other non-audit services provided by the independent auditors to the Company are compatible with maintaining the auditor's independence and has discussed with the independent auditors its independence.

   The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect to auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's external auditors are in fact "independent".

   Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

   Submitted by the Audit Committee of the Company's Board of Directors

Geoffrey R. Stone, Chairman
Dr. Miriam Lutwak Fitzgerald
Stuart I. Greenbaum
Michael L. Stein
John W. Ballantine

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Heytow, the Company's Chief Executive Officer, is a member of the Company's Compensation Committee. Mr. Heytow participated in the deliberations with regard to the compensation of the other named executive officers, but did not participate in the Committee's deliberations with respect to his own compensation.

   The following report of the Compensation Committee and Stock Option Advisory Committee and the Performance Graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report or the Performance Graph by reference therein.

    REPORT OF COMPENSATION COMMITTEE AND STOCK OPTION ADVISORY COMMITTEE ON
             EXECUTIVE COMPENSATION AND OTHER COMPENSATION MATTERS

   The Compensation Committee reviews and approves (a) compensation and benefits for employees of the Company and its subsidiary earning $75,000 or more, and (b) the company wide percentage compensation increase for all employees. The Compensation Committee also sets compensation and benefits for Messrs. Heytow, Rieser and Paris.

   The Stock Option Advisory Committee's primary function is to administer the 2001 Plan, the New Bonus Plan and other compensation and bonus matters requiring a committee consisting solely of independent directors.

   The Compensation Committee and Stock Option Advisory Committee have furnished the following report on compensation:

SALARIES:

   In determining salaries, the Compensation Committee reviews information provided by the Company's management and considers a wide variety of factors. With respect to overall compensation and benefits, these include cost of living changes, competitive pay scales and Company performance. With respect to individual salaries, the factors include the level and complexity of the position, education and special training necessary or helpful to the position, promotions and growth in responsibility, relative pay within the Company, competitive pay (as determined by independent compensation surveys targeting national and local peer groups of financial institutions), cost of living changes, and individual, departmental and Company performance.

   With regard to the Company's Chief Executive Officer, Mr. Heytow's salary and benefits were determined by the Compensation Committee based upon the aforementioned considerations. In addition, his compensation was also in keeping with the Company's policy of compensating senior executive officers based on the safety and soundness of the Company and subsidiary bank and medium- and long- term growth and profitability. The Compensation Committee approved salary and benefits for Mr. Heytow for 2000 as set forth in the Compensation Table.

   With regard to the Company's President, Mr. Rieser's salary and benefits were also set by the Compensation Committee based upon the aforementioned considerations. His compensation was also based upon the Compensation Committee's determination of the importance of Mr. Rieser's involvement in the day-to-day management and leadership of the Company, as evidenced by the Company's overall safety and soundness and its medium- and long- term growth and profitability. The Compensation Committee approved salary and benefits for Mr. Rieser for 2000 as set forth in the Compensation Table.

BONUSES:

Senior Executive Group:

   In 2000, the Company's Old Plan provided additional incentive to the Company's three senior executive officers (Messrs. Heytow, Rieser and Paris) through an objective, performance-based bonus payable only in the event that the Company's annual performance meets certain levels, as measured by several criteria. The maximum bonus under the Old Plan was two times annual salary. The Stock Option Advisory Committee limited the maximum discretionary bonus award to one times the senior executive officer's annual salary, providing a maximum overall bonus opportunity of three times annual salary.

   The Old Plan is administered by the Stock Option Advisory Committee consisting of four independent directors. Pursuant to the Old Plan, the Stock Option Advisory Committee established a number of objective performance goals (the "Targets") for the calendar year 2000. The Targets are formulated using a minimum, maximum and range of numeric standards for each of the performance measures, and each performance measure is then assigned a relative percentage weighting by the Stock Option Advisory Committee. The performance measures for the Targets must be one, all or a combination of the following: return on assets (ROA), return on equity (ROE), net income, market price of the Company's Common Stock relative to the book value of such shares, the market price of the Company's Common Stock, and the level of nonperforming assets. The numeric standards for the Targets may be based on peer group results, the Company's historical levels or such other standards as the Stock Option Advisory Committee deems appropriate in light of the Company's objectives. Based on 2000 performance, the Stock Option Advisory Committee certified bonuses of $145,926 for Mr. Heytow, $204,296 for Mr. Rieser and $43,327 for Mr. Paris.

   For Messrs. Heytow, Rieser and Paris, subjective, discretionary bonuses may also be awarded. Such bonuses generally relate most closely to maintenance of safety and soundness and to consistent medium- and long-term Company growth and profitability, areas of achievement that may not be reflected within the objective criteria of the Old Plan. In awarding senior executive officers' subjective discretionary bonuses, the Stock Option Advisory Committee's policy of emphasizing both safety and soundness and consistent medium- and long-term growth and profitability is predicated on its recognition that commercial banking is a highly regulated industry in which management's ability to maintain safety and soundness is a necessary condition to growth in assets and earnings. Thus, to evaluate the senior executive officers' performance for this purpose, the Stock Option Advisory Committee reviews the Company's overall safety and soundness, compliance with laws and regulations, its current year's performance in relation to historical performance, departmental performance and individual performance. Although the Company maintained safety and soundness and experienced growth during the year, the Stock Option Advisory Committee determined that no discretionary bonuses be awarded for 2000.

Executive Group:

   In 2000, the Executive Group consisted of executive officers George C. Clam, William E. Navolio and Rosemarie Bouman. These executive officers earned discretionary bonuses based on a modified version of the senior executive officers' plan. The executive officers could receive a maximum bonus of one times the executive officer's annual salary.

   A subjective, discretionary bonus may also be awarded and this bonus relates most closely to extra performance or results as compared to established goals, departmental business plans and budgets, short- and medium-term Company growth and profitability and successful business development efforts. No subjective, discretionary bonuses were awarded for 2000.

Department Heads and Managers:

   A formulaic approach is used to determine the discretionary bonuses for the individuals who serve as heads and managers of departments. The formula used a "Scorecard" which allows bonuses to be tied more objectively to performance. The formula gives a relative percentage weighting to the categories of individual performance, departmental performance and bank performance. Bonuses are limited to a maximum percentage of base annual salary as recommended by Management and approved by the Compensation Committee.

Marketing Officers:

   Marketing officers, primarily in the Commercial Banking and Investment Management and Trust Departments, have the opportunity to earn incentive pay. Incentive pay programs use a specific formula which is tied most closely to demand deposit funds and certain types of other business brought to the bank by commercial bankers and new trust fees brought to the Trust Department by trust marketing officers.

Mortgage Originators and Processors:

   Within the Residential Mortgage Lending Department, the mortgage originators and processors handle the origination of and the tracking, processing and closing of mortgages, respectively. The originators receive compensation and the processors receive bonuses that are based on formulas tied to volume.

Discretionary Bonuses:

   All other officers, including the groups as set forth above, may receive discretionary bonuses for any given year subject to the bonus limitations as described above. Generally these discretionary bonuses are tied to extra effort and/or results and are largely based upon individual performance.

STOCK OPTIONS:

   The Stock Option Advisory Committee also reviewed and approved stock options for certain officers. Messrs. Heytow and Rieser were each granted 3,600 stock options in January 2000 and 12,000 stock options in January 2001. Certain members of the Executive Group, Department Heads, Department Managers, Marketing Officers and other officers of the subsidiary were also approved for stock options in January 2000 and January 2001.

   Section 162(m) of the Internal Revenue Code limits to $1 million the Company's allowable Federal income tax deduction for compensation paid for a calendar year to each of its Chief Executive Officer and four other most highly compensated executive officers. The allowable deduction for certain "performance-based" and other compensation is not, however, subject to the $1 million limitation. Based upon regulations, compensation attributable to the Company's current stock option plan and performance bonus plan, each, as amended hereby, should be exempt from the deduction limitation as "performance-based." In 2000, the Compensation Committee did not make any changes in its policies relating to the other cash compensation paid to the executive officers in response to the $1 million deduction limitations because salary and discretionary bonuses which have been or can be expected to be paid to the Company's executive officers do not approach such level. Notwithstanding the above, in the future, the Compensation Committee or Stock Option Advisory Committee may determine after consideration of applicable circumstances that it would be in the best interests of the Company to pay compensation in an amount or manner that does not satisfy such rules governing deductibility.

                                                STOCK OPTION ADVISORY
COMPENSATION COMMITTEE                          COMMITTEE


Eugene P. Heytow, Chairman                      Dr. Miriam Lutwak Fitzgerald,
Dr. Miriam Lutwak Fitzgerald                    Chairman
Stuart I. Greenbaum                             Geoffrey R. Stone
Michael L. Stein                                Stuart I. Greenbaum
                                                Michael L. Stein

                          SUMMARY COMPENSATION TABLE

   The following table sets forth the indicated compensation with respect to each of the last three fiscal years for the Company's Chief Executive Officer and its four other most highly compensated executive officers:

                                                                          Long Term
                                     Annual Compensation                 Compensation
                          ---------------------------------------------- ------------  All Other
Name and Principal               Salary     Bonus         Other Annual      Option    Compensation
Position                  Year ($) (1) (2) ($) (2)      Compensation (3)  Awards (#)    ($) (4)
------------------        ---- ----------- -------      ---------------- ------------ ------------
Eugene P. Heytow........  2000   284,400   145,926             --            3,600      110,572
 Chief Executive Officer  1999   291,332   352,285             --           20,000       95,415
                          1998   279,667   160,176             --            8,000      120,494

Richard M. Rieser, Jr...  2000   396,532   204,296             --            3,600      123,119
 President                1999   383,260   472,323             --           20,000      105,493
                          1998   367,800   264,390             --            8,000      136,530

George C. Clam..........  2000   160,792    42,660(/5/)        --            1,600       19,500
 Vice President and       1999   153,828    98,322(/5/)        --            4,500       17,270
 Chief Banking Officer    1998   148,166    70,000(/5/)        --            2,000       17,201

Rosemarie Bouman........  2000   146,240    39,798(/5/)        --            1,600       16,673
 Vice President,          1999   139,500    91,541(/5/)        --            4,500       14,655
 Chief Financial Officer  1998   134,168    52,000(/5/)        --            2,000       14,224
 and
 Treasurer

William E. Navolio......  2000   146,240    39,798(/5/)        --            1,600       17,797
 Vice President, General  1999   139,500    91,541(/5/)        --            4,500       15,980
 Counsel and Secretary    1998   134,137    57,000(/5/)        --            2,000       15,545

                     SUMMARY COMPENSATION TABLE FOOTNOTES

(/1/This)column includes annual base salary, directors' fees and committee fees of the Company and its subsidiary.

(/2/These)columns include amounts elected to be deferred under the Company's qualified and nonqualified deferred compensation plans.

(/3/Each)named executive officer received perquisites and personal benefits in annual amounts below the applicable reporting threshold of the lesser of $50,000 or 10% of the base salary and bonus reported for such year.

(/4/This)column includes: (i) the Company's contributions under its 401(k)
    Savings Plan, Stock Bonus Plan and related nonqualified deferred compensation plan; (ii) taxable income for life insurance benefits paid by the Company with respect to insurance policies covering the life of each named executive officer; and (iii) amounts paid to the named executive officer with respect to certain life insurance agreements, as set forth in the table below:

                                                           (i)    (ii)    (iii)
                                                         ------- ------- -------
   Mr. Heytow........................................... $50,294 $15,438 $44,840
   Mr. Rieser........................................... $68,094 $10,185 $44,840
   Mr. Clam............................................. $17,863 $ 1,637      --
   Ms. Bouman........................................... $16,189 $   484      --
   Mr. Navolio.......................................... $16,296 $ 1,501      --

(/5/Includes)award of annual discretionary bonus to the named executive officer; however, at the election of the Company, payment of two-thirds of the bonus is deferred and is payable in equal increments in the following two years. The deferred amounts are subject to forfeiture upon the executive officer leaving the Company prior to payment.

     TRANSITIONAL EMPLOYMENT AND OTHER AGREEMENTS WITH EXECUTIVE OFFICERS

   The Company has entered into Transitional Employment Agreements with certain of its named executive officers. In the event of a change in control of the Company, the Agreements provide for an employment term of three years from the date of the change in control with compensation and benefits at the same level as in effect immediately preceding the change in control. If the executive officer's employment is involuntarily terminated by the Company or its successor (other than for cause) during the three-year employment term or within six months prior to and in connection with the change in control, or in the event of the executive officer's resignation under circumstances which constitute a constructive discharge, the executive officer is entitled to continue to receive salary, directors' fees and bonus payments, and to continue to receive the value of other benefits, for a period of 36 months from the date of such termination of employment. For Messrs. Heytow, Rieser and Paris (the "Senior Executive Officers"), the amount of such continuing salary, directors' fees and bonus payments will be based upon the level in effect at the time of the change in control, or if greater, termination of employment; but in either event no less than the average of such amounts received during the five-year period prior to the change in control. Salary and bonus continuation payments for the other executive officers will be based on the average of the annual salary and bonus payments received during the five year period prior to the year in which the change in control occurs. The Agreements also provide for payment of any accrued but unpaid bonuses, continuing access to the Company's group and executive medical plans after expiration of the 36-month compensation continuation period and continuing indemnification rights. In the event of an executive officer's death during the 36-month continuation period, the Agreements provide for a lump sum payment equal to the present value of the remaining salary and directors fees, and continuation of bonus payments and certain other benefits to the executive officer's designated beneficiary.

   "Cause" is generally defined in the Agreements as a felony conviction involving an act or acts of dishonesty or breach of trust or the continued and willful failure of the executive officer to substantially perform the officer's duties under the Agreement. "Constructive discharge" is defined generally to include a breach of the Company's obligations under the Agreement, a material diminution of the executive officer's duties and responsibilities, a change of the executive officer's primary employment location by more than 35 miles from the primary location in effect at the time of the change in control or a significant change in the executive officer's regularly-scheduled work hours from those in effect at the time of the change in control. In the case of Senior Executive Officers' voluntary resignations at any time during the first year of the employment term, or in the case of the other executive officers', voluntary resignation at any time during the first year of the employment term but after the termination or the announcement of the termination of Mr. Rieser's employment will also constitute resignation under circumstances which constitute a constructive discharge. Salary and bonus continuation payments to those executive officers who are not Senior Executive Officers are subject to reduction to the extent necessary so that no portion of those amounts will be subject to the excise tax imposed under the Internal Revenue Code on payments which may be deemed to be "excess parachute payments". The compensation and benefits payable to the Senior Executive Officers under the Transitional Employment Agreements will be increased to the extent necessary to gross-up such compensation and benefits, or the compensation and benefits payable under any other plan or program of the Company, to the extent the Senior Executive Officer would be subject to the excise tax upon the receipt thereof.

   The Company has also entered into Supplemental Pension Agreements with Messrs. Heytow and Rieser. Under these Agreements, the Company is obligated to provide at a prescribed retirement date, a supplemental pension in the form of a life and 15-year certain annuity based upon a percentage of the executive officer's final base salary. Mr. Heytow's retirement date is January 1, 2007 and the percentage of final base salary to be used in determining his benefit is 25%; Mr. Rieser's retirement date is January 1, 2015 and the percentage of final base salary is 50%. In the event of termination of employment prior to the applicable retirement date, the supplemental pension payable at the retirement date will be prorated based on years of service from October 1994 to the date of his termination of employment. No proration of the amount of the supplemental pension payable is required, however, if the termination of the executive officer's employment was involuntary (other than for cause) or voluntary following an event that would constitute a constructive discharge as defined in the

Transitional Employment Agreements (without regard to whether or not a change in control has occurred). An actuarially reduced supplemental pension may be paid prior to the applicable retirement date to the executive officer in the event of termination of employment prior to such date.

   The Company has entered into Agreements Regarding Post-Employment Restrictive Covenants with Messrs. Heytow, Rieser and Paris, under which the executive officers agree that following termination of employment for any reason other than death, the executive officer will not, for a period of twenty-four months, directly or indirectly solicit any customer of the Company or its affiliates not to do business with the Company or such affiliates or to solicit or encourage any employee of the Company or its affiliates to terminate his or her employment. In addition, the Agreements impose confidentiality obligations on the executive officer. As consideration for the restrictive covenants, the Company is obligated to pay 12 annual payments of $80,000 each to Messrs. Heytow and Rieser and of $25,000 to Mr. Paris.

                              OPTION GRANTS TABLE

   The following table sets forth certain information concerning grants of stock options during the year ended December 31, 2000 to each of the executive officers named in the Summary Compensation Table.

                                                Individual Grants
                         ---------------------------------------------------------------
                         Number of
                         Securities Percent of Total
                         Underlying Options Granted   Exercise
                          Options   to Directors and  of Base
                          Granted     Employees in     Price    Expiration  Grant Date
     Name                 (#) (1)   Fiscal Year (2)  ($/Sh) (3)    Date    Value ($) (4)
     ----                ---------- ---------------- ---------- ---------- -------------
Eugene P. Heytow........   3,600          7.81%        16.125    1/25/10      14,832
Richard M. Rieser, Jr...   3,600          7.81%        16.125    1/25/10      14,832
George C. Clam..........   1,600          3.47%        16.125    1/25/10       6,592
Rosemarie Bouman........   1,600          3.47%        16.125    1/25/10       6,592
William E. Navolio......   1,600          3.47%        16.125    1/25/10       6,592

--------
(/1/) Represents stock options issued under the Company's Old Plan. The options were granted for a term of 10 years subject to earlier termination because of death or permanent disability. The options become 33.3% vested for Messrs. Heytow and Rieser and 20% vested for Messrs. Clam and Navolio and Ms. Bouman on the first anniversary date of grant and vest an additional 33.3% and 20%, respectively, on each subsequent anniversary; however, in the event of a change in control, the options immediately become 100% vested.
(/2/) The percentages shown in the table are based on total options granted to directors and employees in 2000 of 46,100 shares of the Company's Common Stock.
(/3/) The exercise price of each stock option was the closing market price of
      Common Stock on the day preceding the date of grant.
(/4/) The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2000 risk-free interest rates of 4.83%; dividend yields of 3.1%; volatility factor of the expected market price of the Company's Common Stock of 30.0%, and a weighted-average expected life of the option of 5 years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND
                            YEAR-END OPTION VALUES

   The following table sets forth the indicated year-end 2000 value and number of unexercised options for each of the executive officers named in the Summary Compensation Table.

                                                                    Value of
                                                     Number of    Unexercised
                                                    Unexercised   In-the-Money
                                                    Options at     Options at
                                                     12-31-00     12-31-00 (1)
                                                   ------------- --------------
                          Shares Acquired  Value   Exercisable/   Exercisable/
                            on Exercise   Realized Unexercisable Unexercisable
     Name                       (#)         ($)         (#)           ($)
     ----                 --------------- -------- ------------- --------------
Eugene P. Heytow.........     11,250      137,869  69,367/37,733 481,582/30,380
Richard M. Rieser, Jr....         --           --  55,617/37,733 346,826/30,380
George C. Clam(/2/)......      4,250       61,115   17,500/6,600  120,484/7,396
Rosemarie Bouman.........         --           --   20,500/6,600  150,949/7,396
William E. Navolio.......     11,250      144,900   17,500/6,600  120,484/7,396

--------
(/1/) Based on Company's Common Stock price on December 31, 2000 of $17.625 per share.
(/2/) On January 3, 2001, Mr. Clam exercised 3,000 shares at a price of $8.25 with realized value of $28,125. These shares are included as owned by Mr. Clam in the Security Ownership of Management table. If the exercise was reflected in this table, Mr. Clam's Exercisable Options would have been 14,500 and Exercisable in the Money Options amount would have been $92,359.

                       FIVE YEAR PERFORMANCE COMPARISON

   The graph below provides an indicator of total return performance for the Company's stock for the past five years as compared with the Center for Research in Security Prices (CRSP) Index for the Nasdaq Stock MarketSM (U.S. Companies) and a Peer Group, the CRSP Index for NASDAQ Bank Stocks.

[FIVE YEAR PERFORMANCE COMPARISON CHART]

CRSP Total Returns
 Index for:                 12/1995  12/1996  12/1997  12/1998  12/1999  12/2000
First Oak Brook
 Bancshares, Inc.             100.0    114.0    239.1    187.2    191.3    187.4
Nasdaq Stock Market
 (US Companies)               100.0    123.0    150.7    212.5    394.9    237.6
Nasdaq Bank Stocks
 SIC 6020-6029, 6710-6719
 US and Foreign               100.0    132.0    221.1    219.6    211.1    241.1
Notes:
  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D. The index level for all series was set to $100.00 on 12/29/1995.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 and regulations thereunder require directors and certain officers of the Company and persons who beneficially own more than 10% of the Company's stock to file initial reports of ownership and reports of changes in ownership of the Company's stock with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based solely upon the review of copies of such reports furnished to the Company and representations of reporting persons, all reports were timely filed.

                       SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected KPMG LLP ("KPMG") as independent auditors for the Company for the year ending December 31, 2001. The Board recommends ratification of this action. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the Annual Meeting.

 Audit Fees

   KPMG has billed the Company $56,100, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the interim financial statements included in the Company's Quarterly Reports on Forms 10-Q filed with the Securities and Exchange Commission (the "SEC") during the fiscal year ended December 31, 2000.

 Financial Information Systems Design and Implementation Fees

   KPMG provided no professional services to the Company of the nature described in Regulation S-X Rule 2-01 (c) (4) (ii) during the fiscal year ended December 31, 2000.

 All Other Fees

   KPMG has billed the Company $21,925, in the aggregate, for all other services rendered by them, exclusive of those described above under "Audit Fees", during the fiscal year ended December 31, 2000. This amount includes non-audit services for employee benefits plan audits, accounting consultations, registration statements required by the SEC, and tax return review and tax consultation services.

   The Board of Directors recommends ratification of the selection of KPMG LLP as the Company's independent auditors.

                             SHAREHOLDER PROPOSALS

For Inclusion in Proxy Statement

   To be considered for inclusion in the Company's proxy and form of proxy relating to the 2002 Annual Meeting of Shareholders, a stockholder proposal must be received prior to December 4, 2001, by the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Any such proposal will be subject to 17 C.F.R. Section 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934.

Notice of Business to Be Conducted at an Annual Meeting

   Pursuant to the By-laws, only business brought by or at the direction of the Board of Directors may be conducted at an annual meeting. The By-laws of the Company provide for an advance notice procedure for a shareholder to properly bring business before an annual meeting. For the 2002 Annual Meeting, the shareholder must give written advance notice to the Secretary of the Company not later than January 2, 2002; provided, however, that in the event that the date of the 2002 Annual Meeting is held before April 2, 2002 or after July 2, 2002, notice by the shareholder will be timely if it is received not later than the close of business on later of (a) 120 days prior to the date of the meeting or (b) the tenth (10th) day following the date on which notice of the annual meeting date was publicly announced. The advance notice by a shareholder must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class, the number of shares of the Company's capital stock that are beneficially owned by such shareholder, any material interest of such shareholder in the proposed business and whether the shareholder intends to solicit proxies or participate in the solicitation of proxies in support of such proposal. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the United States Securities and Exchange Commission in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

   The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          William E. Navolio
                                            Secretary

Oak Brook, Illinois
April 2, 2001

                                  APPENDIX A

                       FIRST OAK BROOK BANCSHARES, INC.
                           2001 STOCK INCENTIVE PLAN

   1. Purpose. First Oak Brook Bancshares, Inc., a Delaware corporation (the "Company"), hereby amends and restates the Amended and Restated 1987 Stock Option Plan as the 2001 Stock Incentive Plan (the "Plan"), as set forth in this document. The purpose of the Plan is to advance the interests of the Company and its stockholders by encouraging and facilitating the acquisition of the Company's Common Stock (together, with related preferred share purchase rights, the "Shares") by those employees and non-employee directors, including advisory directors, of the Company and subsidiaries upon whose judgment and interest the successful conduct of the Company's operations is largely dependent. It is anticipated that the Plan will encourage such key personnel to continue in the employ and the directorship of the Company and its subsidiaries. It is also anticipated that the opportunity to obtain such a financial interest will prove attractive to promising new executive talent and directors and will assist the Company in attracting such individuals.

   2. Eligibility. Options (hereinafter the "Options") to purchase Shares may be granted from time to time to such officers and other key employees of the Company and its subsidiaries, including officers who are also directors of the Company, as may be selected as hereinafter provided, on the terms and conditions hereinafter established. The Committee (as defined in Paragraph 3 herein) shall also be authorized to grant options to non-employee directors of the Company and the Company's subsidiaries. Options granted hereunder are intended to be non-qualified stock options under the provisions of the Internal Revenue Code. (Hereinafter, an employee, or non-employee director, who has been granted an Option under the Plan is referred to as an "Optionee").

   3. Administration.

   (a) The Plan will be administered by the Stock Option Advisory Committee of the Board of Directors of the Company (the "Committee"). The Board of Directors (the "Board"), in its sole discretion, may exercise any authority of the Committee under the Plan in lieu of the Committee's exercise thereof, in which instances references to the Committee shall refer to the Board. The Committee shall be the Board or shall be comprised of at least two members of the Board and each member of the Committee must qualify as a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act") and as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee has authority to award Options under the Plan, interpret the Plan, determine the terms and provisions of the Option Agreements (as defined in Paragraph 5 herein) by which Options shall be evidenced and make, amend and rescind such rules and regulations and establish such procedures as it deems appropriate for administration of the Plan.

   (b) All decisions made by the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

   4. Shares Subject to Option. Subject to adjustment as provided in Paragraph 6(h) hereof, the maximum number of Shares which may be issued and sold or transferred upon the exercise of Options granted under this Plan and accordingly the maximum number of Shares for which Options may be granted, shall be 785,343 (exclusive of shares issued with respect to options exercised prior to January 1, 2001), which number of the authorized but unissued Shares shall be reserved for such purpose. The aggregate limit of 785,343 shares is subject to an additional limit of 50,000 shares with respect to which any individual may be awarded Options during any calendar year. The foregoing 785,343 and 50,000 shares limitations are subject to adjustment as provided in Paragraph 6(h) hereof. Shares to be issued upon the exercise of Options under this Plan may be issued (i) from the authorized but unissued Shares; (ii) from Shares held in or acquired for the treasury of the Company; or, (iii) from any combination of the foregoing as the Committee may determine. If treasury Shares are issued upon the exercise of any Option, the number of authorized but unissued Shares reserved for this Plan is correspondingly reduced. Upon: (a) a cancellation, termination, expiration, forfeiture, or lapse for any reason of any Option; or (b) payment of the Option price with previously-acquired Shares and/or payment of any taxes arising upon exercise of an Option with previously-acquired Shares or by withholding Shares which otherwise would be acquired on exercise, then the number of Shares underlying any such Option which were not issued (as determined after netting the number of Shares tendered or withheld) as a result of any of the foregoing actions shall again be available for the purposes of Option grants under the Plan.

   5. Granting of Options. The officers of the Company are authorized and directed, upon receipt of notice from the Committee of the granting of an Option, to sign and deliver on behalf of the Company, by mail or otherwise, to the Optionee an Option upon the terms and conditions specified under the Plan and in the form of an option agreement approved by the Committee (hereinafter the "Option Agreement"). The Option Agreement shall be dated and signed by an officer of the Company as of the date of approval of the granting of an Option by the Committee. If the Optionee fails to sign and return the Option Agreement, by delivery or by mailing, within 30 days after the date of its delivery or mailing to him the Option grant shall be deemed withdrawn. Options may be granted, on more than one occasion, to the same person.

   6. Terms and Conditions of Options. The Option Agreements, evidencing the Options granted under the Plan, shall comply with and be subject to the following terms and conditions:

   (a) Option Price. The Option price at which Options may be exercised shall be the fair market value of the Shares, as defined below ("Fair Market Value") on the date the Option is granted, subject to adjustment as provided in Paragraph 6(h) hereof. Fair Market Value of the Shares shall be determined as follows: (i) at such time as the Shares are traded through the Nasdaq Stock Market (the "Nasdaq Market System") or a national stock exchange (an "Exchange"), Fair Market Value shall be equal to the closing price on the day immediately preceding such date for sales made and reported through the Nasdaq Market System or such Exchange on which the Shares are then listed and which constitutes the principal market for the Shares, or, if no sales of Shares shall have been so reported with respect to that day, on the next preceding day with respect to which sales were reported; or (ii) at such time as the Shares are not so traded through the Nasdaq Market System or on an Exchange, Fair Market Value shall be equal to such amount as the Committee, in its sole discretion, shall determine.

   (b) Exercise and Term of Option. Other than the "Formula Options" granted to non-employee directors of the Company described below, or as may otherwise be provided by the Committee in the Option Agreement, Options granted under the Plan may be exercised as determined by the Committee at the time of grant. No Option may be exercised later than 10 years from the date of grant.

   (c) Withholding, Etc. Shares shall not be issued upon the exercise of any Option under the Plan unless and until withholding tax, if any, or other withholding obligation, if any, imposed by any governmental entity has, in the opinion of the Committee, been satisfied or provision for their satisfaction has been made. The Company shall have the power and the right to deduct or withhold, or require an Optionee to remit to the Company, at the time of delivery or vesting of Shares under this Plan or, if later, the date of income recognition, an amount sufficient to satisfy Federal, state, and local taxes, domestic and foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to the withholding required upon the exercise of Options or upon any other taxable event arising as a result of Options granted hereunder, Optionee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Optionee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

   (d) Method of Exercise. To the extent that the right to purchase Shares has accrued hereunder, Options may be exercised from time to time by written notice to the Company, stating the number of Shares being purchased and accompanied by the payment in full of the Option price for such Shares. Such payment shall be made in cash, by check, by tendering previously-acquired Shares (including for this purpose, Shares deemed tendered by affirmation of ownership), in funds borrowed from the Company, an affiliate or subsidiary of the Company, or a third party, by delivery of a promissory note as the Committee may from time to time permit and in a form which is satisfactory to the Committee in its discretion, or any combination thereof. If Shares are used in part or full payment for the Shares to be acquired upon exercise of the Option, such Shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the Shares as defined under Paragraph 6(a) above. Any certificates evidencing outstanding Shares tendered to pay the Option price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with the signature thereon guaranteed). In the event the certificates tendered by the Optionee in such payment cover more Shares than are required for such payment, the certificates shall also be accompanied by instructions from the Optionee to the Company's transfer agent with regard to disposition of the balance of the Shares covered thereby.

   (e) Limited Transferability of Options. Except as provided below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to Optionee under the Plan shall be exercisable during his lifetime only by such Optionee. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Options granted to an Optionee to be on terms which permit transfer by such Optionee to:

     (i) the spouse, parents, children, stepchildren, grandchildren or legal dependents of the Optionee ("Immediate Family Members");

     (ii) a trust or trusts for the exclusive benefit of the Optionee and/or such Immediate Family Members, or;

     (iii) a partnership in which the Optionee, such Immediate Family Members and/or a trust or trusts solely for the benefit of the Optionee and/or such Immediate Family Members are the only partners,

 provided that:

     (1) there may be no consideration for any such transfer;

     (2) the Option Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Paragraph 6(e); and

     (3) subsequent transfers of transferred Options shall be prohibited except those in accordance with Paragraph 8 hereof or those to the Optionee or individuals or entities described in clauses (i), (ii) or (iii) above, or by the laws of descent or distribution.

   (f) Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Paragraph 8 hereof the term "Optionee" shall be deemed to refer to the transferee. The provisions of Paragraphs 6 and 7 relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Optionee, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Paragraphs 6 and 7.

   (g) Effect of Termination of Employment, Disability, or Death.

     (i) Except as set forth below, or with respect to Formula Options granted to non-employee directors, it shall be a condition of the right to exercise any part of any Option that the Optionee remain in the employment of the Company or its subsidiaries.

     (ii) All rights under any Option granted to an Optionee shall terminate on the date such Optionee ceases to be employed by the Company or its subsidiaries, except that (A) if such employment is terminated by death of such Optionee, any unexercised, unexpired Options granted hereunder to the Optionee shall become immediately exercisable, in whole or in part, at any time within one year after the date of death, by the Optionee's personal representative or by the person to whom the Option is transferred pursuant to Optionee's beneficiary designation pursuant to Paragraph 8 hereof, or by will or the applicable laws of descent and distribution, (B) if such employment is terminated as a result of the disability of the Optionee (as defined in Section 72(m)(7) of the Internal Revenue Code), any unexercised, unexpired Options granted hereunder to the Optionee shall become immediately exercisable, in whole or in part, at any time within one year after the date of such disability, and (C) if such employment is terminated for reason other than the death or permanent disability of Optionee, any unexercised, unexpired Options granted hereunder and exercisable as of the date of such termination of employment shall be exercisable in whole or in part at any time within three months after such date of termination; provided, however, that in no event shall any Option be exercisable after the expiration date of such Option.

   (h) Effect of Change in Stock Subject to Plan. In the event of any change in corporate capitalization, such as a stock split, stock dividend, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Options, the number and class of and/or price of Shares subject to outstanding Options granted under the Plan, the number of Shares set forth as the aggregate and annual limits in Paragraph 4, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Options shall always be a whole number.

   (i) Acceleration of Rights Upon Change in Control. In the event a change in control of the Company should occur as defined below ("Change in Control"), then all Options granted hereunder to an Optionee shall become immediately exercisable upon the date of the Change in Control. A Change in Control shall be deemed to have occurred in the event that any person, entity or group shall become the beneficial owner of such number of shares of Common Stock, and/or any other class of stock of the Company then outstanding that is entitled to vote in the election of directors (or is convertible into shares so entitled to vote) as together possess more than 50% of the voting power of all of the then outstanding shares of all such classes of stock of the Company so entitled to vote. For purposes of the preceding sentence, "person, entity or group" shall not include (i) any employee benefit plan of the Company, or (ii) any person, entity or group which, as of January 23, 2001, was the beneficial owner of such number of shares of Common Stock and/or such other class of stock of the Company as together possess 50% of such voting power; and for purposes of this subparagraph (h), "group" shall mean persons who act in concert as described in Section 14(d)(2) of the 1934 Act.

   (j) Legal Compliance. No Option shall be granted under the Plan and no Shares shall be issued, transferred or delivered upon exercise of any Option granted under the Plan unless the Committee is satisfied that there has been full compliance with all applicable requirements of the Securities Act of 1933, as amended, and of state securities laws, all applicable requirements of any national securities exchange on which securities issued by the Company are then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over the granting of such Options or of the issuance, transfer or delivery of Shares pursuant to the exercise thereof.

   (k) Rights as a Stockholder or Employee. No person shall have any right as a stockholder with respect to any Shares covered by an Option granted under the Plan until the date of the issuance to such person of a stock certificate evidencing such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 6(h) hereof. Nothing in this Plan or in any Option Agreement shall confer upon any employee any right to continue in the employ of the Company (or any subsidiary), or interfere in any way with any right of the Company (or any subsidiary), to terminate such employee's employment at any time.

   (l) Fractional Shares. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

   (m) Other Provisions. Each Option Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

   7. Options for Non-Employee Directors of the Company ("Formula Options").

   (a) Formula Options. On the date on which the person is first elected or begins to serve as a non-employee director of the Company other than by reason of termination of employment, such non-employee director shall be granted a Formula Option to purchase 1,000 Shares (or such other number of Shares as the Board or Committee shall from time to time determine) at an exercise price equal to the Fair Market Value per Share as of the date preceding the date of grant. On the date of each Annual Meeting of Shareholders (the "Annual Meeting") thereafter, each non-employee director who is a non-employee director after such Annual Meeting shall be granted a Formula Option to purchase 500 (or such other numbr of Shares as the Board or Committee shall from time to time determine) Shares at an exercise price equal to the Fair Market Value per Share as of the date of such Annual Meeting. In addition, each non-employee director shall be entitled to any other Formula Option as the Board or Committee may determine, which Formula Option shall be embodied in a Formula Option Agreement which shall contain such terms, conditions and limitations (including, but not limited to, terms, conditions and limitations which may be similar to those applicable to Options granted to employees) as shall be determined by the Board or the Committee in its discretion.

   (b) Exercise and Term of Formula Options. Formula Options may be exercised as to the percentage of the total number of Shares for which the Option is granted in accordance with the following schedule:

                                                                      Percentage
      Years After Date of Grant                                       of Shares
      -------------------------                                       ----------
      Less than 1....................................................       0%
      1 but less than 2..............................................  33 1/3%
      2 but less than 3..............................................  66 2/3%
      3 but less than 10.............................................     100%

   No Formula Option may be exercised later than ten (10) years from the date of grant.

   (c) Effect of Cessation of Directorship. If the holder of a Formula Option ceases to be a director of the Company for any reason other than death, each such Option held by the holder may, to the extent exercisable, be exercised by such holder (or such holder's guardian, legal representative or similar person) for a period of three (3) years after the date of such holder's ceasing to be a director or until the expiration of the term of such Formula Option, whichever period is shorter. If the holder of a Formula Option ceases to be a director of the Company by reason of death, each such Option held by such holder may, whether then exercisable or not, thereafter be exercised by such holder (or such holder's executor, administrator, legal representative, beneficiary or similar person) for a period of two years after the date of such holder's death or until the expiration of the term of such Formula Option, whichever period is shorter. If the holder of a Formula Option granted under the Plan dies during the three (3) year period following such holder's ceasing to be a director, to the extent then exercisable, each such Option held by such holder may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person for a period of one year after the date of death or until the expiration of the term of such option whichever period is shorter.

   8. Beneficiary Designation. Each Optionee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Optionee, shall be in a form prescribed by the Company, and will be effective only when filed by the Optionee in writing with the Secretary of the Company, or such other person designated by the Company, during the Optionee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Optionee's death shall be paid to the Optionee's estate.

   9. Termination or Amendment of Plan. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of shareholder approval imposed by applicable law, rule or regulation. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Optionee holding such Option.

   10. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the members of the Board and Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member acted in bad faith in the performance of his duties. Provided that within 20 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

   11. Use of Proceeds. The proceeds from the sale of Shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

   12. Duration. The Plan as amended and restated hereby is effective January 23, 2001, the date it was adopted by the Board of Directors of the Company, subject to approval of the Plan by the stockholders of the Company. The Plan will continue in effect through January 22, 2011, unless terminated at an earlier date by the Board of Directors. Any termination of the Plan shall not affect any Options then outstanding under the Plan.

                                  APPENDIX B

                       FIRST OAK BROOK BANCSHARES, INC.
                         ANNUAL PERFORMANCE BONUS PLAN

Article 1. Establishment, Purpose and Duration

   The First Oak Brook Bancshares, Inc. Annual Performance Bonus Plan (the "Plan") is hereby established by First Oak Brook Bancshares, Inc., a Delaware corporation (the "Company"). The purpose of the Plan is to promote the success and enhance the value of the Company by providing the Company's executive officers with the opportunity to earn additional bonus compensation based upon superior Company performance. The Plan and the grant of awards hereunder are expressly conditioned upon the Plan's approval by the stockholders of the Company. The Plan was adopted, subject to stockholder approval, effective as of January 1, 2001, and shall remain in effect, subject to the right of the Board of Directors of the Company (the "Board") to amend or terminate the Plan at any time, until December 31, 2005.

Article 2. Administrator

   The Plan shall be administered by the Stock Option Advisory Committee of the Board of Directors of the Company, or such other committee designated by the Board comprised solely of two or more members who are "outside directors" (the "Committee") within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Article 3. Eligibility

   Only those executive officers selected by the Committee shall be eligible to participate in the Plan. References herein to an "executive officer" shall refer to only those executive officers who have been selected for participation in the Plan.

Article 4. Awards

   Subject to the last paragraph of this Article 4, the maximum bonus payment is the product of (i) an individual bonus target percentage (as determined below in this Article 4) for the performance period set by the Committee in writing and (ii) the numerical value of Net Income for the performance period multiplied by a factor (the "multiplier") that is set by the Committee in its sole discretion in writing (the amount determined under this clause 4(ii) is hereinafter called the "Bonus Pool"). The term "performance period" shall mean the calendar year service period for which the bonus is payable. For this calculation, the term "Net Income" shall mean the net income of the Company before the payment of taxes for the performance period, in each case adjustable based upon qualifying objective criteria selected by the Committee in its sole discretion within the period prescribed by the IRS. Such criteria may include, but are not limited to: acquisition-related charges; litigation, claim judgments, or settlements; changes in accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year. An individual's bonus target shall be his pro rata share of the Bonus Pool as determined by a fraction, the numerator of which is the executive officer's base salary as of March 1 for the performance period and the denominator of which is the sum of the base annual salaries as of March 1 of the calendar year for such performance period for all of the executive officers. The multiplier shall be the percentage of Net Income which the Committee determines at the budgeted or planned Net Income that would generate a Bonus Pool that could fund a maximum bonus to each executive officer. The individual bonus target, the multiplier and the Net Income definition shall be adopted by the Committee in its sole discretion with respect to each performance period no later than the latest time permitted by the Code. In its sole discretion, the Committee may also reduce, but may not increase, an individual's bonus calculated under the preceding formula. In determining the amount of any reduced bonus, the Committee reserves the right to apply subjective, discretionary criteria to determine a revised bonus amount. The reduction of the bonus payable to an executive officer shall not result in an increase in the bonus payable to any other executive officer.

   Promptly after each performance period, the Committee shall certify as to whether any, all or what amount of the Bonus Pool for such year has been achieved; provided, that the Committee may, in its absolute discretion and based upon performance levels achieved through the eleventh month of the performance period, certify achievement of all or a portion of the Bonus Pool and authorize payment of a portion of the bonus then expected to be earned. Following the post-performance period end certification, a final award shall be computed for each executive officer based upon the final Bonus Pool individual bonus targets and the exercise, if any, of discretion by the Committee to reduce (but not increase) an executive officer's final bonus for such year; provided, however, that any amount paid to the executive officer during such year pursuant to the first sentence of this paragraph shall be deducted from the final full-year award otherwise payable.

   Notwithstanding the foregoing, no executive officer may receive, with respect to any performance period, payments under the Plan aggregating more than three times such executive officer's base annual salary as in effect on March 1 of such calendar year.

Article 5. Payouts

   All awards shall be paid in cash.

Article 6. Termination

   In the event an executive officer's employment is terminated by reason of death, disability or retirement or by the Company without cause, he shall receive a prorated payment, which shall be determined by the Committee, in its sole discretion, based upon the length of time he was included in the Plan during the performance period quarter and year then in progress. In the event the executive officer's employment is terminated for any other reason, all of his rights to an award for the performance period then in progress shall be forfeited.

Article 7. Amendment

   The Plan may be amended, modified or terminated by the Board of Directors of the Company, subject to the approval of the stockholders of the Company if required for compliance with Section 162(m) of the Code.

Article 8. Withholding

   The Company shall have the power and the right to deduct or withhold, or require the executive officer to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the executive officer's FICA obligations) required by law to be withheld with respect to any taxable event arising as a result of the Plan.

Article 9. Beneficiaries

   The Committee shall establish such procedures as it deems appropriate for the executive officer to designate a beneficiary or beneficiaries to whom any amounts payable in the event of the executive officer's death are to be paid.

Article 10. Miscellaneous

   The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

   If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any provision hereby, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

   The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the executive officers, and all rights granted to the Company hereunder, shall be binding upon the executive officer's heirs, legal representatives and successors.

   The Company reserves the right to amend or terminate the Plan at any time with respect to future services of covered individuals. Amendments to the Plan will require stockholder approval only to the extent required by applicable law.

   The Plan and all awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Illinois (other than its law respecting choice of law).

                                  APPENDIX C

  CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF FIRST OAK BROOK
                               BANCSHARES, INC.

I. Audit Committee Purpose

   The First Oak Brook Bancshares, Inc. (the "Company") Audit Committee is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to: (i) Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; (ii) Monitor the independence and performance of the Company's independent external auditors and internal Audit Department; and (iii) Provide an avenue of communication among the independent external auditors, management, the internal Audit Department, and the Board of Directors.

   The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent external auditors, as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition

   The Company's Audit Committee members shall meet the requirements of the NASD Exchange. The Audit Committee shall be comprised of three or more directors (currently the Audit Committee has five members) as determined by the Board, each of whom shall be an independent non-executive director, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

   Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

III. Audit Committee Meetings

   The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The General Auditor shall prepare an annual agenda, which will be approved by the Audit Committee. Each meeting will consist of an open session and a closed session. Members of management attending as guests will be excused for the closed session, in which the Audit Committee will meet with the General Auditor to discuss the audit schedule and any matters that the Audit Committee believes should be discussed.

IV. Audit Committee Responsibilities and Duties

 Review Procedures

   1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations.

   2. In consultation with management, the independent external auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent external auditors and the internal Audit Department together with management's responses.

   3. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent external auditors of significant issues regarding accounting principles, practices, and judgments. A special meeting of the Audit Committee may be held to meet this requirement.

   4. The Audit Committee, or anyone retained to act on its behalf, will communicate with management and the independent external auditors quarterly to review the Company's financial statements and any significant findings based upon the independent external auditors' limited review procedures in accordance with AICPA SAS 61. If deemed necessary by the Chair, a special meeting of the Audit Committee will be held.

 Independent External Auditors

   5. The independent external auditors are ultimately accountable to the Audit Committee and the Board. The Audit Committee shall review the independence and performance of the external auditors and annually recommend to the Board of Directors the appointment of the independent external auditors or approve any discharge of independent external auditors when circumstances warrant.

   6. The Audit Committee will approve the fees and other significant compensation to be paid to the independent external auditors.

   7. On an annual basis, the Audit Committee should review and discuss with the independent external auditors all significant relationships they have with the Company that could impair the external auditors' independence.

   8. The Audit Committee will review the independent external auditors audit plan--discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

 Internal Audit Department and Legal Compliance

   9. The Audit Committee will review the audit plan, audit schedule, changes in schedule, activities, organizational structure, and qualifications of the internal Audit Department, as needed.

   10. The Audit Committee will review and approve meeting minutes maintained by the General Auditor.

   11. The Audit Committee will review the appointment, performance, and replacement of the General Auditor and internal audit staff.

   12. The Audit Committee will review significant reports prepared by the internal Audit Department together with management's response and follow-up to these reports.

   13. The Audit Committee will at least annually, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

 Other Audit Committee Responsibilities

   14. The Audit Committee will annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

   15. The Audit Committee will perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

   16. The Audit Committee will periodically report to the Board on significant results of the foregoing activities.

PROXY
                        FIRST OAK BROOK BANCSHARES, INC.
                1400 SIXTEENTH STREET, OAK BROOK, ILLINOIS 60523

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder(s) of First Oak Brook Bancshares, Inc., a Delaware corporation (the "Company"), does (do) hereby constitute and appoint Eugene P. Heytow, Frank M. Paris and Richard M. Rieser, Jr., or any one or more of them, each with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Conference Center of the Oak Brook Bank Building, 1400 Sixteenth Street, Oak Brook, Illinois 60523, on Tuesday, May 8, 2001 at 10:00 a.m. and at any adjournment thereof, and to vote all the shares of Common Stock of the Company standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.

1. The election of four (4) Class II directors of the Company's Board of Directors.

            [_] For All      [_] Withheld For All  [_] For All Except

  Nominees: Richard M. Rieser, Jr., Stuart I. Greenbaum, Michael L. Stein and Richard F. Levy.

  Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

  -----------------------------------------------------------------------------

2. Amendment and restatement of the Company's 1987 Amended and Restated Stock Option Plan to (i) change the name of the plan to the "2001 Stock Incentive Plan"; (ii) increase the number of shares of Common Stock available for issuance under the plan by 250,000 shares; (iii) extend the expiration date under the plan to January 22, 2011; and (iv) retain at 50,000, the number of shares which may be granted to a single individual in any calendar year.

            [_] FOR          [_] AGAINST           [_] ABSTAIN

3. Amendment and extension of the Company's Performance Bonus Plan to (i) change the name of the plan to the "Annual Performance Bonus Plan"; (ii) extend the expiration date under the plan to December 31, 2005; and (iii) qualify the plan, as amended, under Section 162(m) of the Internal Revenue Code of 1986, as amended, to permit the Company to deduct for Federal income tax purposes all compensation paid to the eligible executive officers under the plan.

            [_] FOR          [_] AGAINST           [_] ABSTAIN

4. Ratification of the appointment of KPMG LLP as independent auditors of the Company.

            [_] FOR          [_] AGAINST           [_] ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (Continued and to be signed on reverse side)

                          (Continued from other side)

 This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted "FOR ALL" of the four nominees for director; "FOR" the amendment and restatement of the Company's 1987 Amended and Restated Stock Option Plan; "FOR" the amendment and extension of the Company's Performance Bonus Plan; and "FOR" the ratification of the appointment of KMPG LLP as independent auditors of the Company.


                          Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                          -----------------------------------------------------
                                                Signature

                          -----------------------------------------------------
                                       (Signature if held jointly)

                          Dated _______________________________________________

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                     USING THE ENCLOSED, PREPAID ENVELOPE.